Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Post-effective Amendment No.1 to Form S-1 of our report dated February 18, 2026 with respect to the audited consolidated financial statements of Silvia, Inc. and its subsidiaries (collectively, the “Company) for the year ended December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 9, 2026